Exhibit 99.1

News From

Release Date: May 2, 2017 (as updated on May 10, 2017)

Contact:	Jenniffer Collins
Teligent, Inc.
(856) 697-4379
www.teligent.com

TELIGENT, INC. ANNOUNCES FIRST QUARTER 2017 RESULTS

Teligent Revenue Growth of 27% Over 2016

BUENA, NJ – (PRNewswire) – Teligent, Inc. (NASDAQ: TLGT), a New Jersey-based specialty generic pharmaceutical company, today announced its financial results for the first quarter ended March 31, 2017.

First Quarter 2017 Highlights

•	Total revenues of $19.9 million in the first quarter of 2017, an increase of 27% over the same quarter in 2016.

•	Total net revenues generated from the sale of our generic topical and injectable pharmaceutical products for the first quarters of 2017 and 2016 of $16.4 million and $9.2 million, respectively, an increase of 79% over the same quarter last year.

•	Total net revenues generated from contract manufacturing services and other income for the first quarters of 2017 and 2016 of $3.5 million and $6.5 million, respectively.

•	Total net international revenues for the first quarters of 2017 and 2016 of $3.0 million and $2.2 million, respectively.

•	Gross margin for the first quarter of 2017 equaled 55% as compared to 51% in the first quarter of 2016.

•	Operating income was $3.0 million in the first quarter of 2017, compared to operating income of $0.8 million in the same quarter in 2016.

•	Our operating results in the first quarter of 2017 include $3.7 million in research and development costs, compared to $3.7 million in the same quarter in 2016.

•	Adjusted EBITDA (as defined and reconciled to GAAP) for the first quarters of 2017 and 2016 were $4.9 million and $2.8 million, respectively.

•	Adjusted income per fully diluted share (as defined and reconciled to GAAP) for the first quarters of 2017 and 2016 were $0.07 and $0.02, respectively.

•	As a result of the fluctuation in foreign exchange rates during the first quarter of 2017, we recorded a non-cash gain in the amount of $1.1 million related to the foreign currency translation of our intercompany loans to three of our wholly-owned subsidiaries, compared to a non-cash gain in the amount of $1.6 million in the same quarter in 2016.

•	Teligent received approval from the U.S. Food and Drug Administration (“FDA”) of two Abbreviated New Drug Applications (“ANDAs”) for topical generic prescription products during the first quarter, one for Triamcinolone Acetonide Ointment USP, 0.5%, and the other for Clobetasol Propionate Gel, 0.05%.

Full Year 2017 Financial Guidance

•	The Company expects total revenue between $85 and $100 million for the year ending December 31, 2017.

•	The Company anticipates gross margin of 50% to 54% for the year ending December 31, 2017.

•	In order to complete all of the development work required for the 2017 filings, the Company expects to spend between 24% and 27% of total revenue in research and development by the end of 2017. The Company intends to continue its aggressive R&D commitment in 2017 in both the U.S. and Canada.

“We are off to a strong start in 2017. We grew revenue almost 11 percent compared to last quarter, we launched four products, and maintained our strong market presence in our existing portfolio of products,’’ said Jason Grenfell-Gardner, President and Chief Executive Officer. “During the quarter, we received approval from the FDA for two ANDAs, which we plan to launch in the second quarter.”

Mr. Grenfell-Gardner continued, “We are committed to executing our TICO strategy to expand our specialty generic pharmaceutical product portfolio in the topical, injectable, complex, and ophthalmic markets. Revenue from the Teligent portfolio of injectable and topical products increased 79% over the same quarter last year. We now market eighteen products in the US generic topical market, another four products in the US hospital injectable market, and have thirty approved generic products in the Canadian market.”

“We have 33 ANDAs on file with the US FDA and based on QuintilesIMS Health data as of February 2017, the current total addressable market of these pipeline ANDAs is estimated at approximately $2.0 billion. Significantly, 88% of this total addressable market is for products filed in Generic Drug User Fee Amendments (GDUFA) Year 3 or later. We filed one additional partnered ANDA in April 2017, which brings our total to three partnered submissions pending approval at the FDA,” Mr. Grenfell-Gardner concluded.

The Company will hold a conference call at 4:15 pm ET today, Tuesday, May 2, 2017 to discuss the first quarter 2017 results.

The Company invites you to listen to the call by dialing 1-888-346-3479. International participants should call 1-412-902-4260. Canadian participants should call 1-855-669-9657. Participants should ask to be joined into the Teligent, Inc. call.

This call is being webcast by MultiVu (a PR Newswire Company) and can be accessed in the Investor Relations Section of Teligent Inc.'s website at www.teligent.com.

About Teligent, Inc.

Teligent is a specialty generic pharmaceutical company. Our mission is to be a leading player in the specialty generic prescription drug market. Learn more on our website www.teligent.com.

Forward-Looking Statements

This press release includes certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, plans, objectives, expectations and intentions, and other statements contained in this press release that are not historical facts and statements identified by words such as “plan,” “believe,” “continue,” “should” or words of similar meaning. Factors that could cause actual results to differ materially from these expectations include, but are not limited to: our inability to meet current or future regulatory requirements in connection with existing or future ANDAs; our inability to achieve profitability; our failure to obtain FDA approvals as anticipated; our inability to execute and implement our business plan and strategy; the potential lack of market acceptance of our products; our inability to protect our intellectual property rights; changes in global political, economic, business, competitive, market and regulatory factors; and our inability to complete successfully future product acquisitions. These statements are based on our current beliefs or expectations and are inherently subject to various risks and uncertainties, including those set forth under the caption “Risk Factors” in Teligent, Inc.’s most recent Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and other periodic reports we file with the Securities and Exchange Commission. Teligent, Inc. does not undertake any obligation to update any forward-looking statements contained in this document as a result of new information, future events or otherwise, except as required by law.

Non-GAAP Financial Measures

In addition to reporting financial information required in accordance with U.S. generally accepted accounting principles (GAAP), Teligent is also presenting EBITDA and Adjusted EBITDA which are non-GAAP financial measures. Since EBITDA, Adjusted EBITDA and Adjusted EBITDA before research and development costs are non-GAAP financial measures, they should not be used in isolation or as a substitute for consolidated statements of operations and cash flow data prepared in accordance with GAAP. In addition, Teligent's definition of Adjusted EBITDA may not be comparable to similarly titled non-GAAP financial measures reported by other companies.

Adjusted EBITDA, as defined by the Company, is calculated as follows:

Net income (loss), plus:

Depreciation expense

Amortization of intangibles

Interest expense, net

Non-cash interest expense

Provision for income taxes

Inventory step up and acquisition costs related to acquisitions

Foreign currency exchange gain/loss

Non-cash expenses, such as share-based compensation expense, and preferred stock dividend

The Company believes that Adjusted EBITDA is a meaningful indicator, to both Company management and investors, of the past and expected ongoing operating performance of the Company. EBITDA is a commonly used and widely accepted measure of financial performance. Adjusted EBITDA is deemed by the Company to be a useful performance indicator because it includes an add back of non-cash and non-recurring operating expenses which have little to no bearing on cash flows and may be subject to uncontrollable factors not reflective of the Company's true operational performance.

While the Company uses EBITDA, Adjusted EBITDA and Adjusted EBITDA before research and development costs in managing and analyzing its business and financial condition and believes these non-GAAP financial measures to be useful to investors in evaluating the Company's performance, it is open to certain shortcomings. EBITDA and Adjusted EBITDA do not take into account the impact of capital expenditures on either the liquidity or the financial performance of the Company and likewise omit share-based compensation expenses, which may vary over time and may represent a material portion of overall compensation expense.  Due to the inherent limitations of EBITDA, Adjusted EBITDA and Adjusted EBITDA before product development and research costs, the Company's management utilizes comparable GAAP financial measures to evaluate the business in conjunction with EBITDA and Adjusted EBITDA and encourages investors to do likewise.

The Company also presents a non-GAAP financial measure of adjusted net income (loss) and adjusted net income (loss) per diluted share, to the show the adjusted net income when EBITDA adjustments are added back or subtracted out of the traditional GAAP reported net income (loss). Adjusted diluted earnings per share, as defined by the Company, is equal to adjusted net income divided by the actual or anticipated diluted share count for the applicable period.

TELIGENT, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except shares and per share information)

(Unaudited)

	Three months ended March 31,
	2017	2016
Revenues:
Product sales, net	$19,853	$15,422
Research and development services and other income	38	235
Total revenues	19,891	15,657

Costs and Expenses:
Cost of revenues	8,957	7,702
Selling, general and administrative expenses	4,299	3,407
Product development and research expenses	3,668	3,711
Total costs and expenses	16,924	14,820
Operating income	2,967	837

Other Income (Expense):
Foreign currency exchange gain	1,079	1,553
Interest and other expense, net	(3,132)	(3,318)
Income (loss) before income tax expense	914	(928)

Income tax expense	83	22

Net income (loss)	$831	$(950)

Basic earnings (loss) per share	$0.02	$(0.02)
Diluted earnings (loss) per share	$0.02	$(0.02)

Weighted average shares of common stock outstanding:
Basic and Diluted shares	53,195,580	53,031,351

TELIGENT, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands, except share and per share information)

	March 31, 2017 (Unaudited)	December 31, 2016*
ASSETS
Current assets:
Cash and cash equivalents	$59,478	$66,006
Accounts receivable, net	25,172	21,735
Inventories	14,275	12,708
Prepaid expenses and other receivables	2,962	2,847
Total current assets	101,887	103,296
Property, plant and equipment, net	34,413	26,215
Intangible assets,net	52,716	52,465
Goodwill	450	446
Other	834	804
Total assets	$190,300	$183,226

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$8,076	$4,614
Accrued expenses	10,048	10,349
Total current liabilities	18,124	14,963

Convertible 3.75% senior notes, net of debt discount and debt issuance costs (face of $143,750)	113,672	111,391
Deferred tax liability	209	205
Total liabilities	132,005	126,559

Stockholders’ equity:
Common stock, $0.01 par value, 100,000,000 shares authorized;
53,226,382 and 53,148,441 shares issued and outstanding
as of March 31, 2017 and December 31, 2016, respectively	551	551
Additional paid-in capital	103,503	102,624
Accumulated deficit	(44,072)	(44,903)
Accumulated other comprehensive loss, net of taxes	(1,687)	(1,605)
Total stockholders’ equity	58,295	56,667
Total liabilities and stockholders' equity	$190,300	$183,226

*Derived from the audited December 31, 2016 financial statements

TELIGENT, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

For the three months ended March 31, 2017 and 2016

(in thousands)

	March 31,	March 31,
	2017	2016
Cash flows from operating activities:
Net income (loss)	$831	$(950)
Non-cash expenses	3,395	2,235
Changes in operating assets and liabilities	(5,123)	467

Net cash (used in) provided by operating activities	(897)	1,752

Net cash used in investing activities	(5,769)	(1,886)

Net cash provided by (used in) financing activities	6	(65)

Effect of exchange rate on cash and cash equivalents	132	48
Net decrease in cash and cash equivalents	(6,660)	(199)
Cash and cash equivalents at beginning of period	66,006	87,191

Cash and cash equivalents at end of period	$59,478	$87,040

TELIGENT, INC. AND SUBSIDIARIES

GROSS TO NET DEDUCTIONS

(in thousands)

	Three months ended March 31,
	2017	2016

Gross product sales	$54,300	$26,823

Reduction to gross product sales:
Chargebacks and billbacks	30,015	12,345
Sales discounts and other allowances	7,849	5,287
Total reduction to gross product sales	37,864	17,632

Product sales, net	16,436	9,191

Contract manufacturing product sales	3,417	6,231

Total product sales, net	$19,853	$15,422

TELIGENT, INC. AND SUBSIDIARIES

RECONCILIATION OF NON-GAAP MEASURES

(in thousands)

	Three months ended March 31,
	2017	2016

Net income (loss)	$831	$(950)

Depreciation	395	174
Amortization of intangibles	687	705
Interest expense, net	851	1,313
Non-cash interest expense	2,281	2,005
Provision for income taxes	83	22
EBITDA	5,128	3,269

Inventory step-up, related to acquisition	-	343
Foreign currency exchange gain	(1,079)	(1,553)
Non-cash stock-based compensation expense	843	753
Adjusted EBITDA	4,892	2,812

Product development and research expenses	3,668	3,711

Adjusted EBITDA, before product development and research expenses	$8,560	$6,523

TELIGENT, INC. AND SUBSIDIARIES

RECONCILIATION OF NON-GAAP ADJUSTED NET INCOME (LOSS)

(in thousands, except share and per share information)

	Three months ended March 31,
	2017	2016

Net income (loss)	$831	$(950)

Non-cash interest expense	2,281	2,005
Provision for income taxes	83	22
Amortization of intangibles	687	705
Inventory step-up, related to acquisition	-	343
Foreign currency exchange gain	(1,079)	(1,553)
Non-cash stock-based compensation expense	843	753
Adjusted net income	$3,646	$1,325

Non-GAAP adjusted net income per diluted share	$0.07	$0.02